Exhibit 10.14

PROMISSORY NOTE

$32,000,000.00	Made as of July 27, 2015 and effective as of July 28, 2015

FOR VALUE RECEIVED, RRE FARRINGTON HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 1600 John F. Kennedy Blvd., Suite 1100, Philadelphia, PA 19103, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of up to THIRTY-TWO MILLION and No/100 Dollars ($32,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1. Payment Schedule and Maturity Date.

(a) Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the outstanding principal balance at the Floating Rate (as hereinafter defined) on the 10th day of each month commencing on August 10, 2015.

(b) Commencing on August 10, 2017, Borrower shall: (i) continue making interest payments at the Floating Rate, (ii) commence making monthly principal payments in the amount of $34,800.

(c) The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on July 28, 2020 (the “Initial Maturity Date”), the final maturity of this Note, subject to Sections 1A and 1B.

Section 1A. First Extension Option. Lender shall grant a request by Borrower to extend the Initial Maturity Date of this Note to July 28, 2021 (the “First Extended Maturity Date”) (the “First Extension”), upon and subject to the following terms and conditions:

(a) Basic Conditions. Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the First Extension, if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the Initial Maturity Date.

(ii) Intentionally Omitted.

(iii) At the time of the request of the First Extension, and at the time of the Initial Maturity Date, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iv) Current unaudited financial statements regarding Borrower and Guarantor (as defined in the Loan Agreement) (dated not earlier than ninety (90) days prior to the request for First Extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Lender, and there shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower Guarantor or in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(v) Whether or not the First Extension becomes effective, Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the proposed First Extension (pre- and post-closing), including appraisal fees, environmental audit and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the First Extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed First Extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi) All applicable regulatory requirements, including appraisal requirements, shall have been satisfied with respect to the First Extension.

(vii) Not later than the Initial Maturity Date, (A) the First Extension shall have been consented to and documented to Lender’s satisfaction by Borrower, Guarantor, Lender, and all other parties deemed necessary by Lender (such as any permitted subordinate lienholders, tenants of the Property and permanent lenders (if any)); (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to fifteen one hundredths of one percent (0.15%) of the then outstanding principal balance hereunder.

(viii) At the time of the First Extension, the Property shall have a Loan-to-Value Ratio of less than or equal to sixty percent (60%). “Loan-to-Value Ratio” means the total committed amount of the Loan divided by the Prospective Market Value Upon Stabilization (as hereinafter defined). “Prospective Market Value Upon Stabilization” means the market value of the Property assuming the Property has attained stabilization, which an income-producing real estate project is expected to achieve under competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The Prospective Market Value Upon Stabilization shall be based on an appraisal meeting all applicable regulatory requirements, taking into account current market conditions, including vacancy factors, estimated date of stabilization, discount rates, and rental rates and concessions, as accepted by Lender in its reasonable discretion. Lender may determine the Prospective Market Value Upon Stabilization of the Property based on a current appraisal or the original appraisal obtained in connection with the origination of the Loan, as Lender in its reasonable discretion may elect. Any appraisal used to determine the Prospective Market Value Upon Stabilization of the Property shall meet all applicable regulatory requirements, shall be satisfactory to Lender in all respects, and shall be obtained at the sole cost and expense of Borrower. In the event this Loan-to-Value Ratio is not met, Borrower may satisfy this Loan-to-Value Ratio prior to the First Extension date by either (A) making a voluntary paydown of the Loan, subject to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium, together with a mutually agreed-upon reduction in the committed amount of the Loan, and/or (B) providing additional collateral acceptable to Lender, which shall have value (as determined by Lender) which when added to the Property value is sufficient to satisfy this Loan-to-Value Ratio.

(ix) As of any Determination Date occurring less than thirty (30) days prior to the First Extension, Borrower shall satisfy a Debt Service Coverage Ratio (as hereinafter defined) of at least 1.30 to 1.00. As used in this Note, “Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income (as defined in Section 8 of the Loan Agreement) to Debt Service. As used in this Note, the following terms shall have the meanings indicated below:

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the Net Commitment Amount at the inception of the Calculation Period plus two hundred twenty-five (225) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than six percent (6.0%) per annum.

“Calculation Period” means the six (6) month period ending on any Determination Date.

“Debt Service” means the higher of (a) the actual principal (if any) and interest payable under the Loan during the applicable Calculation Period, or (b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the Net Commitment Amount at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Determination Date” means any date as of which Lender makes a determination regarding Borrower’s satisfaction or failure to satisfy the Debt Service Coverage Ratio requirement as described herein.

“Net Commitment Amount” means, as of any date, the total obtained by adding the amount of the outstanding principal balance of the Loan to the amount of the available undisbursed Loan proceeds.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the First Extension shall not be or become effective.

(b) Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term of this Note, as extended by the First Extension except that there should be no further extension except as provided for in Section 1B below.

Section 1B. Second Extension Option. In the event the Maturity Date is extended to the First Extended Maturity Date pursuant to Section 1A above, Lender shall grant a request by Borrower to extend the First Extended Maturity Date of this Note to July 28, 2022 (the “Second Extended Maturity Date”), upon and subject to the following terms and conditions:

(a) Basic Conditions. Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension of the First Extended Maturity Date to the Second Extended Maturity Date (such extension being referred to as the “Second Extension”), if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the First Extended Maturity Date.

(ii) Intentionally Omitted.

(iii) At the time of the request of the Second Extension, and at the First Extended Maturity Date, there shall not exist any Event of Default, nor any condition or state of facts which after notice and/or lapse of time would constitute an Event of Default.

(iv) Current unaudited financial statements regarding Borrower and Guarantor (as defined in the Loan Agreement) (dated not earlier than ninety (90) days prior to the request for extension) and all other financial statements and other information as may be required under the Loan Documents regarding Borrower, Guarantor and the Property, shall have been submitted promptly to Lender, and there shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower Guarantor or in the Property or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note.

(v) Whether or not the Second Extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed Second Extension (pre- and post-closing), including environmental audit and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the Second Extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed Second Extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi) All applicable regulatory requirements shall have been satisfied with respect to the Second Extension.

(vii) Not later than the First Extended Maturity Date, (A) the Second Extension shall have been consented to and documented to Lender’s satisfaction by Borrower, Guarantor, Lender, and all other parties deemed necessary by Lender (such as any permitted subordinate lienholders, tenants of the Property and permanent lenders (if any)); (B) Lender shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Lender; and (C) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to fifteen one hundredths of one percent (0.15%) of the then outstanding principal balance hereunder.

(viii) At the time of the Second Extension, the Property shall have a Loan-to-Value Ratio of less than or equal to sixty percent (60%).

(ix) As of any Determination Date occurring less than thirty (30) days prior to the Second Extension, Borrower shall satisfy a Debt Service Coverage Ratio of at least 1.30 to 1.00.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, this Second Extension shall not be or become effective.

(b) Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term of this Note, as extended by the Second Extension except that there should be no further extensions.

Section 2. Security; Loan Documents. The security for this Note includes a Deed of Trust, Assignment, Security Agreement and Fixture Filing (as the same may from time to time be amended, restated, modified or supplemented, the “Mortgage”) of even date herewith from Borrower to PRLAP, Inc. a North Carolina corporation as trustee for the benefit of Lender, conveying and encumbering certain real and personal property more particularly described therein (the “Property”). This Note, the Mortgage, the Term Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 3. Interest Rate.

(a) LIBOR Daily Floating Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the LIBOR Daily Floating Rate for that day plus one hundred seventy (170) basis points (the “Floating Rate”). For any day, the “LIBOR Daily Floating Rate” means LIBOR, or a comparable or successor rate which rate is approved by Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Lender from time to time), at or about 11:00 a.m., London time, two (2) London Banking Days prior to such date for U.S. Dollar deposits with a term of one (1) month commencing that day, provided that (i) to the extent a comparable or successor rate is approved by Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by Lender, and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Note. “LIBOR” means the London Interbank Offered Rate. “London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market. All computations of interest for the

Alternative Rate (as hereinafter defined) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). To the extent that any calculation of interest or any fee required to be paid hereunder shall be less than zero, such rate shall be deemed zero for purposes of this Note.

(b) Illegality. If Lender determines that for any reason, any Law has made it unlawful, or that any Governmental Authority (as defined in Section 7) has asserted that it is unlawful, for Lender to make, maintain or fund loans whose interest is determined by reference to the LIBOR Daily Floating Rate, or to determine or charge interest rates based upon the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then, on notice thereof by Lender to Borrower, any obligation of Lender to provide the Floating Rate shall be suspended, until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. During the period of any such suspension, the unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Alternative Rate for that day plus one hundred fifty (150) basis points.

“Alternative Rate” means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus fifty (50) basis points, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “Prime Rate.”

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by Lender.

The “Prime Rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

(c) Inability to Determine Rate. If Lender determines that for any reason, (i) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market in the outstanding amount of the Loan for terms equal to one (1) month (in each case with respect to subsection (c)(i), “Impacted Principal”), or (ii) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate with respect to the Loan, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to provide the Floating Rate shall be suspended until Lender revokes such notice. During the period of any such suspension, the unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Alternative Rate for that day plus one hundred fifty (150) basis points. Notwithstanding the foregoing, if Lender has made the determination described in subsection (c)(i) of this Section and Borrower shall so request, Lender and Borrower shall negotiate in good faith to amend the definition of “LIBOR Daily Floating Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that until so amended, such Impacted Principal will be handled as otherwise provided pursuant to this subsection (c).

Section 4. Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior notice in a form acceptable to Lender of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid. If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.

Section 5. Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of an Event of Default, whether authorized herein or by Law.

Section 6. Default Rate. After the occurrence and during the continuance of an Event of Default (including the expiration of any applicable cure period), Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by three hundred (300) basis points above the rate of interest otherwise applicable (the “Default Rate”), independent of whether Lender elects to accelerate the outstanding principal balance of this Note. Notwithstanding the provisions of 42 Pa. C.S.A. §8101 to the contrary, the Default Rate shall apply to all sums outstanding under the Loan after the occurrence and during the continuance of an Event of Default and also after entry of a judgment or judgments against Borrower (whether by confession of judgment under a warrant of attorney, in a mortgage foreclosure action or otherwise), and whether or not any event described in Section 6.15 of the Loan Agreement has occurred. Said judgment(s) shall bear interest at the Default Rate until satisfied in full.

Section 7. Increased Costs. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) (excluding any reserve requirement already reflected in the calculation of the interest rate in this Note);

(b) subject Lender to any taxes (other than taxes imposed on or measured by net income, however denominated, franchise taxes or branch profits taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Note or any outstanding amount of the Loan;

and the result of any of the foregoing shall be to increase the cost to Lender, of providing, continuing or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, within ten (10) days after request by Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered. Such additional costs and/or reduction shall be allocated to this Note or any outstanding amount of the Loan as determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Notwithstanding the foregoing, Borrower shall not be required to compensate Lender for any such increased costs incurred or reduction suffered more than nine (9) months before Lender’s request for compensation hereunder, provided that if the applicable Change in Law is retroactive, the nine (9)-month period will be extended to include the period of retroactive effect thereof. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

“Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Section 8. Capital Requirements. If Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) determines that any Change in Law affecting Lender, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital, as allocated to this Note or the Loan, or to Lender’s commitments under this Note or the Loan, to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy), then from time to time Borrower will pay to Lender, within ten (10) days after request by Lender, such additional amount or amounts as will compensate Lender for any such reduction suffered. The allocation shall be made as determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Notwithstanding the foregoing, Borrower will not be required to compensate Lender for any such increased costs incurred or reduction suffered more than nine (9) months before Lender’s request for compensation hereunder, provided that if the applicable Change in Law is retroactive, the nine (9)-month period will be extended to include the period of retroactive effect thereof. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

Section 9. Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest (including interest at the Default Rate), to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 4:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 10. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Borrower fails to pay as and when first due and payable any amount payable by Borrower to Lender under the terms of this Note and such failure continued uncured for ten (10) days after the date such amount is first due and payable, except no such ten (10) day cure period shall be applicable at the maturity of this Note, whether such maturity is the scheduled Initial Maturity Date, First Extended Maturity Date or Second Extended Maturity Date, if applicable, or by earlier acceleration.

(b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

(c) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 11. Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the Initial Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without demand of, or notice to, or the consent of Borrower (any such demand, notice, or consent being expressly waived by Borrower). ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN WHICH IS EVIDENCED BY THIS NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

(c) Lender may foreclose or otherwise realize upon any liens or security interests securing payment hereof.

(d) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the other Loan Documents shall automatically become due and payable, in each case without further act of Lender.

Section 12. CONFESSION OF JUDGMENT. BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT (AS SUCH TERM IS DEFINED IN THIS NOTE), TO WAIVE ISSUANCE AND SERVICE OF PROCESS AND ALL OTHER NOTICE AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(a) THE UNPAID PRINCIPAL SUM EVIDENCED BY THIS NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(b) ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THIS NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL PREPAYMENT PREMIUMS PAYABLE UNDER THIS NOTE;

(c) THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE PROPERTY, (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE PROPERTY, INCLUDING WITHOUT LIMITATION, ALL SUMS ADVANCED OR EXPENDED FOR THE ERECTION, CONSTRUCTION, ALTERATION OR REPAIR OF IMPROVEMENTS CONSTITUTING PART OF THE PROPERTY, TO PRESERVE, RESTORE AND MAINTAIN THE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITTING OR RELATING TO THE PROPERTY, TO PAY CONDOMINIUM, CO-OPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE PROPERTY, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF THE MORTGAGE ON THE PROPERTY, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THIS NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(d) THE COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES (BUT NOT LESS THAN $25,000.00) WHICH ATTORNEY’S FEES SHALL BE ENTERED, ALLOWED, AND PAID AS PART OF SAID JUDGMENT WITH RELEASE OF ALL PROCEDURAL ERRORS AND WAIVER OF ALL RIGHT OF APPEAL, AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE COMMONWEALTH OF PENNSYLVANIA AND/OR ANY OTHER STATE WHEREIN THE JUDGMENT IS ENTERED OR TO WHICH THE JUDGMENT IS TRANSFERRED.

NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THIS NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES LENDER TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (a) THROUGH (d) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

LENDER HEREBY AGREES THAT FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT AND DURING THE CONTINUANCE OF THE SAME, LENDER SHALL NOT CONFESS JUDGMENT AGAINST BORROWER HEREUNDER UNTIL THE END OF THE FIFTH (5TH) BUSINESS DAY

AFTER THE DATE THE LENDER DELIVERS A NOTICE TO BORROWER THAT THE LENDER INTENDS TO CONFESS JUDGMENT HEREUNDER, PROVIDED, HOWEVER, IT IS EXPRESSLY AGREED UPON BY LENDER AND BORROWER THAT SUCH FIVE (5) BUSINESS DAY WAITING PERIOD SHALL NOT BE APPLICABLE AT THE MATURITY OF THE OBLIGATIONS AND SHALL NOT BE APPLICABLE TO THE EXERCISE BY LENDER OF ANY OTHER RIGHT OR REMEDY OF LENDER PROVIDED FOR HEREUNDER AND/OR UNDER ANY APPLICABLE LAW OTHER THAN THE CONFESSION OF JUDGMENT AGAINST BORROWER UNDER THIS SECTION 12.

Section 13. Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy, including but not limited to the right to accelerate the maturity of this Note, shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other right or remedy under this Note and/or any other Loan Document at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

Section 14. Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 15. Service of Process.

Borrower hereby irrevocably designates and appoints Steven R. Saltzman of Resource Real Estate, Inc., as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the Commonwealth of Pennsylvania If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Pennsylvania satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by Law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

Section 16. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 17. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one Person executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to the non-exclusive personal jurisdiction of any state or federal court sitting in the Commonwealth of Pennsylvania for the enforcement of any and all obligations under this Note and the other Loan Documents, except with respect to the Mortgage, which shall be enforced in the jurisdiction where the Property encumbered thereby is located; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the Laws of the Commonwealth of Pennsylvania (without regard to any principles of conflicts of laws) and applicable United States federal Law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

Section 18. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 19. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Initial Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 20. Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 21. WAIVER OF JURY TRIAL. AS FURTHER PROVIDED IN THE LOAN AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 22. Jurisdiction and Venue. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 23. Acknowledgement. BORROWER ACKNOWLEDGES THAT THIS NOTE CONTAINS AN AUTHORIZATION TO CONFESS JUDGMENT, THAT IT HAS CONSULTED LEGAL COUNSEL WITH

RESPECT THERETO (OR KNOWINGLY WAIVED ITS RIGHT TO DO SO), AND THAT IT UNDERSTANDS THAT THE EXERCISE BY LENDER OF THE CONFESSION WILL RESULT IN THE ENTRY OF A JUDGMENT AGAINST BORROWER AND THE SALE OR ATTACHMENT OF, OR EXECUTION UPON, BORROWER’S PROPERTY (INCLUDING WITHOUT LIMITATION PERSONAL PROPERTY AND REAL PROPERTY) WITHOUT PRIOR NOTICE OR THE OPPORTUNITY FOR A HEARING.

BORROWER ACKNOWLEDGES AND AGREES AS FOLLOWS:

(a)	THIS NOTE CONTAINS A WARRANT OF ATTORNEY CONFERRING AUTHORITY TO CONFESS JUDGMENT AGAINST BORROWER FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT (THE “WARRANT OF ATTORNEY”);

(b)	THE WARRANT OF ATTORNEY IS COUPLED WITH AN INTEREST AND, AS SUCH, LENDER, IN EXERCISING ANY OF ITS RIGHTS UNDER THE WARRANT OF ATTORNEY IS NOT A FIDUCIARY OF BORROWER. LENDER MAY EXERCISE ANY OF ITS RIGHTS UNDER THE WARRANT OF ATTORNEY FOR THE SOLE BENEFIT OF LENDER, WITHOUT REGARD TO THE INTERESTS OF BORROWER;

(c)	THE WARRANT OF ATTORNEY SHALL IN NO WAY BE CONSTRUED AS TO BENEFIT BORROWER;

(d)	LENDER SHALL HAVE NO DUTY TO EXERCISE ANY POWERS GRANTED BY THE WARRANT OF ATTORNEY FOR THE BENEFIT OF BORROWER OR IN BORROWER’S BEST INTEREST;

(e)	LENDER SHALL HAVE NO DUTY OF LOYALTY TO BORROWER;

(f)	LENDER SHALL, TO THE EXTENT EXERCISABLE, EXERCISE ANY AND ALL POWERS GRANTED BY THE WARRANT OF ATTORNEY SOLELY FOR THE BENEFIT OF LENDER;

(g)	ANY RIGHTS BORROWER MAY HAVE UNDER 20 PA.C.S. §§ 5601 - 5612, AS AMENDED (THE “POA ACT”) ARE HEREBY FOREVER WAIVED AND RELINQUISHED;

(h)	WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (i) THE WARRANT OF ATTORNEY SHALL NOT BE CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF THE POA ACT, AND (ii) LENDER SHALL HAVE NONE OF THE DUTIES DESCRIBED IN 20 PA.C.S. § 5601.3(b);

(i)	THE WARRANT OF ATTORNEY IS IRREVOCABLE; AND

(j)	BORROWER HAS READ AND UNDERSTANDS THE WARRANT OF ATTORNEY.

Section 24. Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household, or agricultural purposes.

[SIGNATURE PAGE TO PROMISSORY NOTE]

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has duly executed this Note as an instrument under seal as of the date first above written.

BORROWER:

RRE FARRINGTON HOLDINGS, LLC,
a Delaware limited liability company

By:	Alan F. Feldman	(SEAL)
Name:	Alan F. Feldman
Title:	Chief Executive Officer

STATE OF PENNSYLVANIA, COUNTY OF PHILADELPHIA, TO WIT:

I HEREBY CERTIFY, that on this 27th day of July, 2015, before me, the undersigned Notary Public of said State, personally appeared: Alan F. Feldman, who acknowledged himself/herself to be the Chief Executive Officer of RRE FARRINGTON HOLDINGS, LLC, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized signatory of said limited liability company by himself/herself as Chief Executive Officer with the knowledge and intent that the foregoing instrument contains a grant by said limited liability company of one or more powers of attorney, including a warrant of attorney conferring authority to confess judgment.

WITNESS my hand and Notarial Seal.

Chariya Srey
Notary Public
My Commission Expires: October 23, 2017